UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010
(May 26, 2010)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 26, 2010, PLX Technology, Inc.(the “Company”)  held its annual meeting of stockholders at which shareholders:

(a)	elected to the Board of Directors of PLX seven directors for a one year term and until their successors are elected;

(b)	approved an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,200,000 shares to 2,700,000 shares; and

(c)	ratified the appointment of BDO Seidman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Voting results are as follows:

(a)	Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes
Michael J. Salameh	25,738,633	468,842	8,484,179
D. James Guzy	20,838,976	5,368,499	8,484,179
John H. Hart	23,601,407	2,606,068	8,484,179
Robert H. Smith	25,375,065	832,410	8,484,179
Thomas Riordan	25,767,916	439,559	8,484,179
Patrick Verderico	25,768,416	439,059	8,484,179
Ralph H. Schmitt	25,726,768	480,707	8,484,179

(b)	Approval of an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,200,000 shares to 2,700,000 shares

For	Against	Abstain	Broker Non-Votes
19,384,806	6,782,852	39,817	8,484,179

(c)	Ratification of appointment of BDO Seidman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-Votes
34,620,695	65,908	5,051	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR O. WHIPPLE
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        Arthur O. Whipple
        Chief Financial Officer

Dated:  May 27, 2010